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                                                                     EXHIBIT 21


DIRECT AND INDIRECT SUBSIDIARIES OF QUORUM HEALTH GROUP, INC.

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
                                                                                  State of
Name                                                                            Organization
----                                                                            ------------
American Health Facilities Development, LLC                                     Delaware

Barberton Health System LLC                                                     Delaware
         (d/b/a Barberton Citizens Hospital)

Baton Rouge Health System LLC                                                   Delaware
         (d/b/a Summit Hospital)
         (d/b/a Wells Community Hospital)

Bluffton Health System LLC                                                      Delaware
         (d/b/a Caylor-Nickel Medical Center)

Carolinas Medical Alliance, Inc.                                                South Carolina

Cambio Health Solutions, LLC                                                    Delaware

Clinton County Health System LLC                                                Delaware
         (d/b/a Clinton County Hospital)

Dupont Hospital LLC                                                             Delaware

Frankfort Health Partner, Inc.                                                  Indiana

Gadsden Regional Primary Care, Inc.                                             Alabama

Hattiesburg Ambulatory Surgery Center LLC                                       Delaware

IOM Health System, L.P.                                                         Indiana
         (d/b/a Lutheran Hospital of Indiana)

Mary Black Health System LLC                                                    Delaware
         (d/b/a Mary Black Memorial Hospital)

Massillon Health System LLC                                                     Delaware
         (d/b/a Doctors Hospital of Stark County)

Medical Arts Outpatient Services, Inc.                                          North Dakota

MHS Ambulatory Surgery Center, Inc.                                             North Dakota

Minot Health Services, Inc.                                                     North Dakota

NC-CSH, Inc.                                                                    California

NC-DSH, Inc.                                                                    Nevada

NC-SCHI, Inc.                                                                   Georgia
         (d/b/a Abilene Regional Medical Center)
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
Procure Solutions, LLC                                                          Delaware

QHG Georgia Holdings, Inc.                                                      Georgia

QHG Georgia, LP                                                                 Georgia

QHG of Alabama, Inc.                                                            Alabama
         (d/b/a Flowers Hospital)

QHG of Barberton, Inc.                                                          Ohio

QHG of Baton Rouge, Inc.                                                        Louisiana

QHG of Bluffton, Inc.                                                           Indiana

QHG of Clinton County, Inc.                                                     Indiana

QHG of Enterprise, Inc.                                                         Alabama
         (d/b/a Medical Center Enterprise)

QHG of Forrest County, Inc.                                                     Mississippi

QHG of Fort Wayne, Inc.                                                         Indiana

QHG of Gadsden, Inc.                                                            Alabama
         (d/b/a Gadsden Regional Medical Center)

QHG of Hattiesburg, Inc.                                                        Mississippi

QHG of Indiana, Inc.                                                            Indiana

QHG of Jacksonville, Inc.                                                       Alabama
         (d/b/a Jacksonville Hospital)

QHG of Kenmare, Inc.                                                            North Dakota
         (d/b/a Kenmare Community Hospital)

QHG of Lake City, Inc.                                                          South Carolina
         (d/b/a Carolinas Hospital System - Lake City)
         (d/b/a Carolinas Hospital System - Kingstree)

QHG of Massillon, Inc.                                                          Ohio

QHG of Minot, Inc.                                                              North Dakota
         (d/b/a Unimed Medical Center-St. Joseph's Hospital)

QHG of Ohio, Inc.                                                               Ohio

QHG of South Carolina, Inc.                                                     South Carolina
         (d/b/a Carolinas Hospital System)

QHG of Spartanburg, Inc.                                                        South Carolina

QHG of Springdale, Inc.                                                         Arkansas
         (d/b/a Northwest Medical Center)
         (d/b/a Bates Medical Center)
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
QHG of Texas, Inc.                                                              Texas

QHG of Warsaw, Inc.                                                             Indiana

QHR International, LLC                                                          Delaware

Quorum ELF, Inc.                                                                Delaware

Quorum Health Group of Vicksburg, Inc.                                          Tennessee

Quorum Health Resources, LLC                                                    Delaware

Quorum Health Services, Inc.                                                    Delaware

Quorum, Inc.                                                                    Delaware

Rehab Hospital of Fort Wayne General Partnership                                Delaware
         (d/b/a Rehabilitation Hospital of Fort Wayne)

River Region Medical Corporation                                                Mississippi

Software Sales Corp.                                                            Tennessee

St. Joseph Health System LLC                                                    Delaware
         (d/b/a St. Joseph Medical Center)

St. Joseph Medical Group, Inc.                                                  Indiana

The Intensive Resource Group, LLC                                               Delaware

The Vicksburg Clinic LLC                                                        Mississippi

Vicksburg Healthcare, LLC                                                       Delaware
         (d/b/a River Region Health System)

Warsaw Health System LLC                                                        Delaware
         (d/b/a Kosciusko Community Hospital)

Wesley Health System LLC                                                        Delaware
         (d/b/a Wesley Medical Center)
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